Exhibit 23.(a)

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of

J. C. Penney Company, Inc. and

J. C. Penney Funding Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the headings “Summary Consolidated Financial Information and Other Data”, “Selected Consolidated Financial Information and Other Data”, and “Independent Auditors” in the prospectus and the prospectus supplement.

/s/ KPMG LLP

Dallas, Texas

February 24, 2003